SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement                 Confidential, for Use of the
[X]   Definitive Proxy Statement                  Commission Only (as permitted
[ ]   Definitive Additional Materials                 by Rule 14a-6(e)(2))  [ ]
[ ]   Soliciting Material Pursuant to
        Rule 14a-11(c) or Rule 14a-12

                           James Monroe Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X]       No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      2.  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      4.  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

      5.  Total Fee Paid:

          ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.  Amount Previously Paid:

      2.  Form, Schedule or Registration Statement No.:

      3.  Filing Party:

      4.  Date Filed:

                            JAMES MONROE BANCORP INC.
                              3033 WILSON BOULEVARD
                         ARLINGTON, VIRGINIA 22201-3843

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 2002


TO THE SHAREHOLDERS OF JAMES MONROE BANCORP INC.:

         The Annual Meeting of Shareholders (the "Meeting") of James Monroe Bancorp, Inc. will be held on Wednesday, April 30, 2003, at

                           The Country Club of Fairfax
                           5110 Ox Road
                           Fairfax, Virginia

at 6:30 P.M., for the following purposes:

         (1) To elect twelve (12) persons to serve as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified;

         (2) To consider and approve the James Monroe Bancorp 2003 Equity Compensation Plan; and

         (3) To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

         ONLY SHAREHOLDERS OF RECORD AS OF MARCH 20, 2003 WILL BE ENTITLED TO VOTE AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.


                                     By order of the Board of Directors



                                     Richard I. Linhart, Secretary


March 25, 2003

                           JAMES MONROE BANCORP, INC.
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 2003

         This proxy statement is being sent to shareholders of James Monroe Bancorp, Inc., a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 6:30 p.m. on April 30, 2003 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

         (1) electing twelve (12) directors to serve until their successors are duly elected and qualified;

         (2) considering and approving the James Monroe Bancorp 2003 Equity Compensation Plan; and

         (3) transacting such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

         The Meeting will be held at:

                           The Country Club of Fairfax
                           5110 Ox Road
                           Fairfax, Virginia

         This proxy statement and proxy card are being sent to shareholders of the Company on or about March 25, 2003. A copy of the Annual Report to Shareholders of James Monroe Bancorp, Inc. for the year ended December 31, 2002 also accompanies this proxy statement.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on March 20, 2003, will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On that date, the Company had 1,840,677 shares of Common Stock, par value $1.00 per share (the "Common Stock"), outstanding, constituting the only class of stock outstanding, held by approximately 532 shareholders of record. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

PROXIES

         Properly executed proxies which are received by the Company in time to be voted at the Meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted in FOR of the election of the nominees for election as directors, and FOR the approval of the 2003 Equity Compensation Plan. Management does not know of any matters that will be brought before the Meeting, other than as described herein. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting who will determine whether or not a quorum is present. Where, as to any matter submitted to shareholders for a vote, proxies are marked as abstentions (or shareholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and shares held in street name by brokers for which no voting instructions are given ("broker non-votes") will be treated as shares present and entitled to vote for quorum purposes but as unvoted.

         Please sign, date, mark and promptly return the enclosed proxy in the postage paid envelope provided for this purpose, in order to assure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereby by:

              o delivering written notice of such revocation to the Company's Secretary prior to the Meeting,
              o by granting and delivering a later dated proxy with respect to such shares, or
              o   by attending the Meeting in person and voting the shares.

Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are not registered in your name, you will need additional documentation from your recordholder in order to vote in person at the Meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

         The enclosed proxy is being solicited on behalf of the Board of Directors of the Company, which will pay the entire cost of solicitation. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telecopier, telegram, in person or otherwise. Such persons will not receive any additional or special remuneration or payment for such solicitation.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of January 31, 2003 concerning the number and percentage of shares of the Common Stock beneficially owned by our directors and executive officers, and by all of our directors and executive officers as a group, as well as information regarding each other person known by the Company to own in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, we are not aware of any other person or persons who beneficially own in excess of 5% of the Common Stock. Further, we are not aware of any arrangement which at a subsequent date may result in a change of control of the Company.



Name                                  Age                Position             Shares Beneficially Owned(1)      Percentage
--------------------------------------------------------------------------------------------------------------------------------

Directors
Fred A. Burroughs, III                 67                Director                        27,000                   1.46%
Dr. Terry L. Collins                   57                Director                        91,563                   4.95%

Norman P. Horn                         71                Director                        22,713                   1.23%
Dr. David C. Karlgaard                 56                Director                        96,813                   5.22%
12750 Fair Lakes Circle
Fairfax, VA  22033
Richard Linhart                        59     Director, Executive Vice President and     24,450                   1.31%
                                                    Chief Operating Officer

Richard C. Litman                      45                Director                        24,513                   1.32%

John R. Maxwell                        42        Director, President & CEO               73,770                   3.89%

Dr. Alvin E. Nashman                   76                Director                        47,400(2)                2.58%

Helen L. Newman                        59                Director                        43,913(3)                2.38%

Thomas L. Patterson                    50                Director                        29,984(4)                1.62%

David W. Pijor                         50    Chairman of the Board and Director          33,180(5)                1.78%

Russell E. Sherman                     66                Director                        20,163                   1.09%

Executive Officers and Directors
as a Group  (12 individuals)                                                            535,462(1)               26.72%

Principal Shareholders

Nino Vaghi                                                                              140,975                   7.66%
c/o National Mailing Systems
1749 Old Meadow Road
McLean, VA  22101


------------------------------------

(1) The shares "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the U.S. Securities and Exchange Commission and may include shares owned by or for the individual's spouse and minor children and any other relative of the individual who lives in the same home, as well as shares to which the individual has, or shares, voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after January 31, 2002. Beneficial ownership may be disclaimed as to certain of the shares.

      Directors and executive officers beneficially own the following stock options which are exercisable within 60-days following January 31, 2003:
      Burroughs--4,500 shares; Collins-- 10,563 shares; Horn-- 7,713 shares; Karlgaard-- 13,563 shares; Linhart--22,200 shares; Litman--13,263 shares; Maxwell--55,320 shares; Nashman-- -0- shares; Newman--1,113 shares; Patterson--6,813 shares; Pijor--19,563 shares; Sherman--8,913 shares.

(2)   Includes 7,800 shares held individually by his spouse.

(3) Includes 36,300 shares of Common Stock held individually by Mrs. Newman and 6,500 shares of Common Stock held individually by her spouse.

(4) Includes 12,671 shares held in various trusts which Mr. Patterson has voting and/or investment power. Does not include 3,379 shares held by Mr. Patterson's sibling for benefit of Mr. Patterson's son.

(5) Includes 10,992 shares held individually by Mr. Pijor, 2,325 shares held jointly, and 300 shares held by his minor children which Mr. Pijor claims beneficial ownership.

                              ELECTION OF DIRECTORS

         Twelve (12) directors will be elected at the Meeting for a one-year term extending until the next annual meeting of shareholders, or until their successors shall have been elected and qualified. Each nominee currently serves as a director of the Company. Unless authority is withheld, proxies received in response to this solicitation will be voted for the nominees listed below. Directors are elected by a plurality of the votes cast at the Meeting. Each nominee has indicated a willingness to serve, however, if any nominee becomes unavailable to serve, proxies will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

         Vote Required and Recommendation of the Board of Directors. Nominees receiving a plurality of the votes cast at the Meeting in the election of directors will be elected as directors in the order of the number of votes received. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

NOMINEES FOR ELECTION AS DIRECTOR

         The Board of Directors has fixed the number of persons constituting the Board of Directors at twelve (12), Each of the following persons currently serves as a director of the Company and the Bank. Directors serve for a one year term and until their successors have been elected and qualified.

         Set forth below is a description of the principal occupation and business experience of each of the directors and executive officers of the Company. Except as expressly indicated below, each person has been engaged in his principal occupation for at least five years. Each of the members of the Board of Directors has served since the organization of the Company in 1999, and has served as a director of the Bank since its inception in 1997, except Mr. Burroughs, who joined the Board of the Bank on February 10, 1999, and Mr. Linhart, who joined the Board of the Company in June 2000 and the Board of the Bank in May 2000.

         Fred A. Burroughs, III. Mr. Burroughs retired in 1997 from his position as Chairman of the Board and Chief Executive Officer of The Bank of Northern Virginia.

         Dr. Terry L. Collins. Dr. Collins is the Co-Founder and President of Argon Engineering Associates, founded in 1997 (Systems and Information Technology Firm). He was also the Vice President and General Manager of the Falls Church Operation of Raytheon E-Systems from 1989 - 1997.

         Norman P. Horn. Mr. Horn retired in 1997 from his position as a Principal in Homes, Lowry, Horn & Johnson, Ltd. (Accounting Firm).

         Dr. David C. Karlgaard. Dr. Karlgaard is the Founder, Chairman and President of PEC Solutions, Inc (Information Technology Firm) (listed on the Nasdaq National Market).

         Richard I. Linhart. Mr. Linhart has been Executive Vice President and Chief Operating Officer of the Bank since February 1998 and of the Company since its formation. Prior to that time, Mr. Linhart was President of ALM Associates from 1995 to 1998, Executive Vice President and CFO of Hubco, Inc., Mahwah, New Jersey from 1994 to 1995 and Executive Vice President and COO of NBT Bancorp, Norwich, New York from 1991 to 1994.

         Richard C. Litman. Mr. Litman is a Registered Patent Attorney; President of Litman Law Offices, Ltd.

         John R. Maxwell. Mr. Maxwell has been President and Chief Executive Officer of the Bank since April 1997 and of the Company since its formation. Prior to joining James Monroe Bank, he was Senior Vice President - Lending of the Bank of Northern Virginia from 1988 to 1996 and Executive Vice President and Chief Lending Officer of the Bank of Northern Virginia from 1996 to 1997.

         Dr. Alvin E. Nashman. Dr. Nashman retired in 1991 from his position of Head of the Systems Group of Computer Sciences Corporation which he held for over 27 years. Mr. Nashman is a Director of Micros to Mainframes (publicly traded on Nasdaq); Director of Andreulis Corporation; Director of Spaceworks; and Director of Federal Sources, Inc.

         Helen L. Newman. Mrs. Newman was Senior Vice President of Government Operations for Gulfstream Aerospace Corporation until December 31, 2002. She is currently retired.

         Thomas L. Patterson. Mr. Patterson is an attorney with Linowes and Blocher, LLP. (Law Firm) since May 2000. From November 1998 until May 2000 he was an attorney with Venable, Baetjer, Howard & Civiletti (or Tucker, Flyer & Lewis, which became a part of that firm in 2000). Mr. Patterson was Vice President - Real Estate Counsel of Federal Realty Investment Trust from March 1997 until September 1998, and prior to that time was an attorney in private practice.

         David W. Pijor. Mr. Pijor has been Chairman of the Bank since February 1997 and Chairman of the Company since its formation Mr. Pijor has been an attorney in private practice for the past 24 years and is currently Of Counsel to the firm of Sherman & Fromme, P.C. (Law Firm).

         Russell E. Sherman. Mr. Sherman is the President of Sherman & Fromme, P.C. (Law Firm).

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company and the Bank met 16 times in 2002. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2002 fiscal year.

         The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the review and evaluation of Bancorp's internal controls and accounting procedures. It also periodically reviews audit reports with Bancorp's independent auditors, and recommends the annual appointment of such auditors. The Audit Committee is currently comprised of Messrs. Horn, Patterson and Karlgaard. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the National Association of Securities Dealers The Board of Directors has adopted a written charter for the Audit Committee. During the 2002 fiscal year, the Audit Committee met once.

         The Board of Directors does not have a standing Nominating Committee. The Board has an Executive Compensation Committee that met one time during 2002. The Committee is currently comprised of Messrs. Horn, Pijor, Sherman, Burroughs and Ms. Newman. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding the development and administration of the Management Stock Option Plan and the Director Option Plan. The Committee also reviews and recommends executive compensation an incentive compensation awards and plans.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls establish by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-KSB;

         (2) discussed with Yount, Hyde & Barbour, P.C., the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Yount, Hyde & Barbour, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Yount, Hyde & Barbour, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2002. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Yount, Hyde & Barbour is compatible with the auditor's independence.

                                     Members of the Audit Committee

                                     Norman P. Horn, Chairman
                                     Thomas L. Patterson
                                     Dr. David C. Karlgaard

DIRECTORS' COMPENSATION

         Directors receive $250 for attendance at meetings of the Board of Directors of the Company or the Bank, and $100 for each committee meeting, other than Mr. Pijor, the Chairman, who receives a monthly retainer of $1,000 in addition to meeting fees. Directors are entitled to receive options under the 2000 Directors' Option Plan. In 2002, directors each received options to purchase 1,113 shares of Common Stock at an exercise price of $12.34 per share, except Mr. Burroughs, who was granted 4,500 options. The Directors' Option Plan was approved by stockholders in 2000. Under the Directors' Option Plan, 100,320 shares of Common Stock, as adjusted for the stock split, were available for issuance under options. The purpose of the Directors' Option Plan is to enable the Company to continue to attract and retain outstanding outside directors, and to further the growth, development and financial success of the Company and the Bank. Only non-employee directors of the Company and any subsidiary are eligible to participate in the Plan. As of December 31, 2002 no options remained available for issuance under the Directors' Option Plan.

EXECUTIVE COMPENSATION

         The following table sets forth a comprehensive overview of the compensation for Mr. Maxwell, the President of the Bank and the Company, and executive officers who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE


                                                                               Long-term
                                          Annual Compensation             Compensation Awards
                                 -----------------------------------      -------------------
                                                                               Securities              All Other
 Name and Principal Position     Year       Salary           Bonus         Underlying Options       Compensation($)
-----------------------------------------------------------------------------------------------------------------------
John R. Maxwell, President      2002       $170,000         $50,400                -0-               Less than $10,000
and Chief Executive Officer
                                2001       $145,833         $38,000                -0-               Less than $10,000

                                2000       $133,750         $30,000                -0-               Less than $10,000

Richard I. Linhart,             2002       $125,000         $35,000             2,700 (1)            Less than $10,000
Executive Vice President,
Chief Operating Officer         2001       $115,000         $27,000             2,700 (1)            Less than $10,000

                                2000       $102,000         $25,000             2,700 (1)            Less than $10,000


-------------------------------

(1) Adjusted to reflect the 3-for-2 stock split in the form of a fifty percent stock dividend paid on June 30, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                       Percent of Total
                          Number of Securities        Options Granted to          Exercise
                           Underlying Options         Employees in Fiscal         Price Per
        Name                   Granted(1)                    Year                 Share(1)            Expiration Date
---------------------    ------------------------    ----------------------     --------------       ------------------

John R. Maxwell                    -0-                        N/A                    N/A                    N/A

Richard I. Linhart                2,700                      16.0%                 $12.09             January 9, 2012


---------------------

(1) Adjusted to reflect the 3-for-2 stock split in the form of a fifty percent stock dividend paid on June 30, 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR AND OPTION VALUES



                                                                   Number of Securities
                                                                  Underlying Unexercised         In-The-Money Options at
                        Shares Acquired on                      Options at December 31, 2002         December 31, 2002
       Name                  Exercise        Value Realized       Exercisable/Unexercisable     Exercisable/Unexercisable(1)
-------------------------------------------------------------------------------------------------------------------------------

John R. Maxwell                -0-                -0-                   55,320/-0-                    $626,776/$0

Richard I. Linhart             -0-                -0-                   22,200/900                  $233,667/$5,319


-----------------------

(1) Based on $18.00 per share, the last sale price of for the Common Stock as of December 31, 2002.

EMPLOYMENT AGREEMENTS

         John R. Maxwell. The Bank and the Company have entered into an agreement with Mr. Maxwell, pursuant to which Mr. Maxwell serves as President and Chief Executive Officer of each institution. Without cause or Mr. Maxwell's consent, he may not be removed from these positions, nor may any executive position higher than Mr. Maxwell's be established. The term of Mr. Maxwell's agreement expires on December 31, 2004, and is subject to automatic one-year extensions on each January 1 thereafter, provided that neither the Company nor Mr. Maxwell has given written notice of intention not to renew at least 90 days prior to the renewal date. The agreement provides for the payment of cash and other benefits to Mr. Maxwell, including a base salary of $170,000 during the period January 1, 2002 to December 31, 2002. Mr. Maxwell's base salary for subsequent periods is subject to annual review by the Board of Directors, and is currently $190,000 for the calendar year 2003. Under the agreement, Mr. Maxwell was entitled to 28% of the award from the bonus pool established for employees in 2002. In future years, Mr. Maxwell is entitled to a bonus as determined in the Board's discretion, after consultation with Mr. Maxwell. Seventy-five percent of the bonus is to be based on objective performance criteria. The amount of the bonus pool is established by the Board of Directors, with the actual award based upon the achievement of income and asset size goals determined by the Board of Directors. Mr. Maxwell is also entitled to $1,700,000 of Bank paid life insurance (subject to increase based upon the percentage increase in base salary), use of a Bank owned or leased car and an automobile allowance, and is entitled to reimbursement of reasonable business expenses. Mr. Maxwell is entitled to reimbursement of income taxes payable upon the exercise of 55,320 options (as adjusted for the stock split) previously granted under a prior employment agreement, up to the amount of the tax benefit realized by the Company as a result of the exercise, and under certain circumstances, to registration of the shares under the securities laws. Mr. Maxwell is entitled to receive supplemental payments upon disability, in excess of those provided under the Company's generally applicable plan, to bring total payments to 100% of his base salary for the first six months of the disability. Subsequently, Mr. Maxwell will be entitled to receive only payments under the Company's disability income plan, except he shall not be subject to the generally applicable $5,000 monthly payment limit. Mr. Maxwell is also entitled to participate in any pension, retirement, profit sharing, stock purchase, stock option, insurance, deferred compensation and other benefit plans provided to other executives or employees.

         The agreement terminates as of the end of the initial or any renewal terms if either party gives notice of non-renewal. If Mr. Maxwell elects not to renew the agreement, he is not entitled to any additional payments, and is subject to a two year non-competition restriction. If the Bank or the Company elects not to renew the agreement, Mr. Maxwell is entitled to receive continued salary, bonus and benefits for 18 months, and is subject to the non-competition restriction for that period. If the agreement is terminated by Mr. Maxwell, at his option following the Bank or Company materially changing, without his consent, his status, duties or responsibilities, discontinuing compensation plans in which he is participating without comparable replacement, limiting his outside activities, or assigning the agreement or the obligations of the Bank under the Agreement within 12 months of a "change in control" (as defined), Mr. Maxwell shall be entitled to receive continued salary, bonus and benefits for 24 months, and is subject to the non-competition restriction for that period. If the agreement is terminated by the Bank or the Company in breach of the agreement, or Mr. Maxwell terminates because of such breach, Mr. Maxwell is entitled to receive continued salary, bonus and benefits for 12 months, and outplacement assistance from an organization of Mr. Maxwell's choice, at a cost paid by the Bank and the Company of up to 18% of his base salary at the time of termination, and is not subject to the non-competition restriction. The agreement prohibits conflicts of interests, and requires that Mr. Maxwell maintain the confidentiality of nonpublic information regarding the Bank, the Company and its customers.

         Richard I. Linhart. The Bank and the Company have entered into an agreement with Mr. Linhart, pursuant to which he serves as Executive Vice President and Chief Operating Officer of the Bank. The current term of Mr. Linhart's agreement expires on December 31, 2003. The agreement provides for the payment of cash and other benefits to Mr. Linhart, including a base salary of $125,000 during the period January 1, 2002 to December 31, 2002. Mr. Linhart's base salary, $137,000 for the calendar year 2003, is subject to annual review, provided that the salary may not be less than his base salary for the prior period. Mr. Linhart is entitled to reimbursement of income taxes payable upon the exercise of options to purchase 15,000 shares (as adjusted for the stock split) previously granted under a prior employment agreement, up to the amount of the tax benefit realized by the Company as a result of the exercise, and under certain circumstances, to registration of the shares under the securities laws. Mr. Linhart is entitled to disability payments in the same manner as Mr. Maxwell. Mr. Linhart is also entitled to major medical health insurance as provided to other officers of the Bank, to a car allowance in the amount of $500 per month and to participate in any pension, retirement, profit sharing, stock purchase, stock option, insurance, deferred compensation and other benefit plans provided to other executives or employees.

         The agreement terminates as of December 31, 2003. If the agreement is terminated by Mr. Linhart, at his option, for "good reason" (as defined) within 12 months of a "change in control" (as defined), Mr. Linhart shall be entitled to receive continued salary and benefits for 24 months. If the agreement is terminated by the Bank or Bancorp in breach of the agreement, or by Mr. Linhart as a result of Bank's breach, Mr. Linhart is entitled to receive continued salary, bonus and benefits for the greater of twelve months or the remaining term of the agreement, and outplacement assistance from an organization of Mr. Linhart's choice, at a cost paid by the Bank and the Company of up to 18% of Mr. Linhart's base salary at the time of termination.

         401(k) Plan. The Company maintains a 401(k) defined contribution plan for all eligible employees. Employees who are at least 21 years of age, have completed at least ninety days of continuous service with the Bank and have completed at least 1,000 hours of work during any plan year are eligible to participate. Under the plan, a participant may contribute up to 15% of his or her compensation for the year, subject to certain limitations. The Bank may also make, but is not required to make, a discretionary contribution for each participant. The amount of such contribution is determined annually by the Board of Directors, and is currently 83.33% of employee contributions up to 6% of salary. Contributions by the Company totaled $29,000 for the fiscal year ended December 31, 2002.

         Stock Option Plan. The Company also maintains the 1998 Stock Option Plan for key employees, pursuant to which options to purchase up to 137,820 shares of Common Stock may be issued as either incentive stock options or nonincentive stock options. As of December 31, 2002, options to purchase 108,195 shares of Common Stock had been issued.

         Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth information as of December 31, 2002, regarding options issuable and issued under our plans under which stock options or other equity based compensation may be granted. The options reflected in the table do not include those which may be issued under the 2003 Equity Compensation Plan, which is being presented for shareholder approval at the Meeting.

                      Equity Compensation Plan Information



                                                                                                            Number of securities
                                                                                                             remaining available
                                                                                                             for future issuance
                                   Number of securities to be issued      Weighted average exercise      under equity compensation
                                     upon exercise of outstanding        price of oustanding options,   plans (excluding securities)
      Plan category                  options, warrants and rights             warrants and rights         reflected in column (a)
------------------------------------------------------------------------------------------------------------------------------------
                                                 (a)                                 (b)                             (c)
Equity compensation plans
approved by security holders (1)               194,199                              $7.68                           28,625
Equity compensation plans not
approved by security holders                      0                                  N/A                              0
              Total                            194,199                              $7.68                           28,625



(1) Consists of the 1998 Management Incentive Stock Option Plan and 2000 Director's Stock Option Plan described further in Note 8 to the consolidated financial statements. Mr. Maxwell's and Mr. Linhart's prior employment arrangements, which have not individually been approved by shareholders, required the Company to issue them options. Such options were issued under the 1998 Management Incentive Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The maximum aggregate amount of loans to officers, directors and affiliates of the Company during 2002 amounted to $1,538,800 representing approximately 8.0% of the Company's total shareholders' equity at December 31, 2002. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Company than terms of the loans from the Company to unaffiliated parties. On December 31, 2002, $1,252,064 of loans were outstanding to individuals who, during 2002, were officers, directors or affiliates of the Company. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard, Doubtful or Loss.

         David W. Pijor has performed legal services for the Company and the Bank in the ordinary course of their businesses, and the Company expects that he will continue to perform services for the Company and the Bank. In 2002, the aggregate fee paid to Mr. Pijor by the Company and the Bank was $78,857. In 2001 he received $32,437 for his services. Fred A. Burroughs, III has a management consulting agreement with the Bank under which he receives $60,000 annually for business development services and activities.

                  APPROVAL OF THE 2003 EQUITY COMPENSATION PLAN

         The Board of Directors has adopted the James Monroe Bancorp, 2003 Equity Compensation Plan (the "2003 Plan"), subject to approval by the Company's shareholders. The 2003 Plan is attached hereto as Exhibit A and should be consulted for additional information. All statements made herein regarding the 2003 Plan, which are only intended to summarize the 2003 Plan, are qualified in their entirety by reference to the text of the 2003 Plan.

         The 2003 Plan is intended to replace the existing 1998 Stock Option Plan (the "1998 Plan") and the 2000 Directors' Stock Option Plan (the "Directors' Plan"), after remaining options under the plans have been granted. There are currently no shares available for issuance under the Directors' Plan and only 28,625 shares remain available for grant under the 1998 Plan. The approval of the 2003 Plan will not affect the rights of persons holding options under the 1998 and Directors' Plans. Such options will continue to be exercisable in accordance with their terms.

         No awards have yet been made under the 2003 Plan.

         Purpose of the 2003 Plan. The purpose of the 2003 Plan is to promote the long term interests of the Company and the Bank by motivating selected key personnel and directors through the grant of equity compensation, in the form of stock options, restricted stock awards, stock appreciation rights, phantom stock and performance shares; to further the identity of interests of key personnel and directors with those of shareholders and permit the Company and Bank to attract and retain key personnel and directors for positions of substantial responsibility.

         Administration. The 2003 Plan is administered by the full Board of Directors or a committee designated by the Board of Directors (the "Board"). The Board has discretion and authority to:

         o    select participants and grant awards;
         o impose terms, limitations, restrictions and conditions upon any awards as the Board deems appropriate;
         o modify, amend, extend or renew outstanding awards; accelerate or otherwise change the time in which an award may be exercised or becomes payable;
         o to waive or accelerate the lapse of any restriction or condition on an award;
         o to establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period;
         o    to administer and interpret the 2003 Plan;
         o to adopt and interpret rules and regulations relating to the 2003 Plan, and to make all other decisions necessary or advisable in connection with administering the 2003 Plan.

All decisions, determinations and interpretations of the Board are final and conclusive on all persons affected thereby.

         Eligible Persons. Under the 2003 Plan, the Board may make awards to key employees or directors of the Company or any subsidiary. A key employee is an employee of the Company or a subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity, or a consultant to the Company, in either case whose performance, as determined by the Board in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Company.

         Types of Awards. The Board may grant stock options, stock appreciation rights ("SARs"), restricted stock, phantom stock and/or performance shares under the 2003. Stock options may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not ISOs ("Non-ISOs"), or other type of tax advantaged option that may be permitted under the Internal Revenue Code (collectively "Options"). Awards to directors may consist only of Non-ISOs.

         Shares Available for Grants. The 2003 Plan reserves an aggregate of 200,000 authorized but unissued or treasury shares of Common Stock for issuance as awards of Options, SARs, restricted stock, phantom stock and or performance shares, representing approximately 10.87% of the shares of Common Stock outstanding as of the date hereof. If approved, an aggregate of 422,824 shares, representing 22.97% of the outstanding Common Stock, will be reserved for issuance upon the exercise of options outstanding under the Company's existing stock option plans, and in connection with awards under the 2003 Plan. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination or exchange of shares, or merger, consolidation or change in the corporate structure or shares of the Company, the number and class of shares as to which awards may be made under the 2003 Plan, and the shares issuable under outstanding awards, including the exercise price of outstanding options, will be appropriately adjusted. If awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the shares of Common Stock subject to such awards will be available for the grant of additional awards under the 2003 Plan, unless the 2003 Plan has been terminated.

         Duration of the 2003 Plan and Grants. If approved at the Meeting, the 2003 Plan will have a term of ten years from June 30, 2003, its effective date, until June 29, 2013, after which date no Awards may be granted. The maximum term for an Option is ten years from the date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the Common Stock on the date of grant. The expiration of the 2003 Plan, or its termination, will not affect any award then outstanding.

         Options. The exercise price of Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding Common Stock on the date of grant, the option price of any ISO received by such optionee may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Bank and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. In the event that the fair market value per share of the Common Stock falls below the exercise price of previously granted Options, the Board will have the authority, with the consent of the optionee, to cancel outstanding Options and to issue new Options with an exercise price equal to the then current fair market price per share of the Common Stock.

         SARs. An SAR may be granted in tandem with all or part of any Option granted under the 2003 Plan, or as a freestanding instrument without any relationship to any Option. An SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with Options, the optionee's exercise of the SAR cancels his right to exercise the Option, and vice versa. Regardless of whether an SAR is granted in tandem with an Option, exercise of the SAR will entitle the optionee to receive, as the Board prescribes in the grant, all or a percentage of the difference between (i) the fair market value of the shares of Common Stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with Options, the exercise price). The exercise price as to any particular SAR shall not be less than the fair market value of the optioned shares on the date of grant. SARs may not be exercised within six months of the date of grant.

         RESTRICTED STOCK, PHANTOM STOCK AND PERFORMANCE SHARES.

         Restricted Stock The Board may in its discretion award shares of Common Stock subject to such restrictions, limitations and conditions as it may deem appropriate, including but not limited to restrictions on transferability, requirements of continued employment or individual performance or the financial performance of the Corporation. The Committee may modify, or accelerate the termination of, the restrictions applicable to a restricted stock award under such circumstances as it deems appropriate. During the period which the Board subjects an award of restricted stock to the restrictions, the Board may, in its discretion grant the grant recipient any or all of the rights as a shareholders with respect to such shares, including but not limited to the right to vote and receive dividends.

         Phantom Stock. Phantom stock awards entitle the recipient to receive the market value or the appreciation in value of an equivalent number of shares of Common Stock on a settlement date determined by the Board in connection with the grant.

         Performance Shares. The Board may grant awards of performance shares to participants entitling the participants to receive cash, shares of our Common Stock, or a combination of both, upon the achievement of performance targets and other conditions determined by the Board and reflected in the grant. The performance goals may be based on our operating income, returns on assets or equity, asset or income growth levels, or on one or more other business or performance criteria selected by the Board.

         An award agreement may provide that, at the discretion of the Board, payment of awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Board shall determine. Further, award agreements may provide for payment of awards in the form of a lump sum or installments, as determined by the Board. If an award is granted in the form of restricted stock, phantom stock or a freestanding SAR, the Board may choose, at the time of the grant of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations as the Board may establish. Dividends or dividend equivalents which are not paid currently may, at the Board's discretion, accrue interest or be reinvested into additional shares of Common Stock.

         Exercise of Options and SARs. The exercise of Options and will be subject to such terms and conditions as are established by the Board in the written award agreement between. No SAR may be exercised within six months of its date of grant. The Board will determine at what time or times each option may be exercised and, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Notwithstanding the provision of any Option which provides for its exercise over a stated vesting period, an Option shall become immediately exercisable and fully vested upon the death or permanent and total disability (as defined in the Code) of the optionee. Any Option granted under the 2003 Plan will cease to be exercisable one year after the date of permanent and total disability, or two years after death.

         Change in Control. Upon the date of a change in control, all Options will be immediately exercisable and fully vested. At the time of a change in control, the Options will, at the discretion of the Board, be assumed, or an equivalent option substituted, by any successor corporation. Option holders will have a minimum of forty-five (45) days prior to the change in control to exercise the Options. Tandem SARs will become exercisable to the extent that the related Option is exercisable. Freestanding SARs will become fully exercisable upon a change in control. Upon the change in control, the Company shall make payment to participants with respect to SARs in cash in an amount equal to the appreciation in the value of the SAR from the base price specified in the award agreement to the higher of the average trading price of the Common Stock on the date of determination of the change in control, or the highest price actually paid in connection with the change in control. All restrictions and conditions on restricted stock awards and phantom stock awards shall be deemed to be satisfied and fulfilled upon the occurrence of a change in control, and the award recipient will be entitled to receive the shares or cash payment to which they are entitled under the terms of the award. All performance targets under performance share awards will be deemed to have been met upon a change in control and award recipients will be entitled to a pro-rata proportion of the shares of Common Stock which would have been issued to them. The pro-rata proportion of the shares of Common Stock to be issued shall be equal to a fraction, the numerator of which is the duration of the performance period prior to the change in control and the denominator of which is the original length of the performance period.

         For purposes of the 2003 Plan, "change in control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation l4A promulgated under the Securities Exchange Act of 1934, provided that, without limitation, a change in control will be deemed to have occurred at such time as (i) any "person" becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election, by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Although these provisions are included in the 2003 Plan primarily for the protection of recipients of awards, in the event of a change in control of the Company, they may also be regarded as having a takeover defensive effect, which may reduce the Company's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

         Transferability. Awards may not be assigned encumbered or transferred except by will or by the laws of descent and distribution, or, except with respect to ISOs, as otherwise expressly provided in an award agreement.

         Amendment and Termination of the 2003 Plan. The Company reserves the right to amend, modify or terminate the 2003 Plan at any time by action of the Board of Directors, or, by action of the Board of Directors with the consent of a Participant, to amend, modify or terminate any outstanding award, except that the Company may not, without shareholder approval, adopt any amendment which would (a) materially increase the benefits accruing to participants under the plan, (b) materially increase the number of shares of Common Stock which may be issued under the plan, or (c) materially modify the requirements as to eligibility for participation in the plan. No action may be taken by the Company without the consent of the participant that will impair the validity of any award then outstanding or that will prevent any incentive stock options issued or to be issued under the 2003 Plan from being ISOs.

         FEDERAL INCOME TAX CONSEQUENCES.

         ISOs. An employee recognizes no taxable income upon the grant of ISOs. If the optionee holds the shares received upon exercise of the option for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a "disqualifying disposition." In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

         The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount for federal income tax purposes.

         Non-ISOs. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the of exercise will be taxed as capital gain. If an optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount for federal income tax purposes.

         SARs. The grant of an SAR has no tax effect on the optionee or the Company. Upon exercise of the SARs, however, any cash or Common Stock received by the optionee in connection with the surrender of his or her SAR will be treated as ordinary income to the optionee, and the Company will be entitled to deduct an equivalent amount for federal income tax purposes.

         Restricted Stock. The grant of restricted stock has no tax effect on the Company or the grantee. When the shares become vested pursuant to the restricted stock award, the grantee will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award, and the Company will be entitled to deduct an equivalent amount for federal income tax purposes.

         Performance Shares and Phantom Stock. The grant of performance shares and phantom stock has no tax effect on the Company or the grantee. When the shares become vested and cash or stock delivered to the grantee pursuant to the award, the grantee will recognize ordinary income equal to the fair market value of the shares or cash delivered to him or her under the award, and the Company will be entitled to deduct an equivalent amount for federal income tax purposes.

         No Awards Granted. As of the date of the Meeting, no awards have been made to any person under the 2003 Plan and the amounts to be received by Messrs. Maxwell and Linhart, all current directors and executive officers as a group and all employees, including all current officers who are not executive officers, as a group cannot be determined at this time.

         Vote Required and Board Recommendation. The Board of Directors has determined that the 2003 Plan is desirable and effective and produces incentives which will benefit the Company and its shareholders. The Board of Directors is seeking stockholder approval of the 2003 Plan in order to satisfy the requirements of the Code for favorable tax treatment of incentive stock options, to exempt certain option transactions from the short-swing trading rules of the Securities and Exchange Commission ("SEC"), and to satisfy the rules of the National Association of Securities Dealers, Inc. ("NASD") for continued listing of the Common Stock on the Nasdaq SmallCap Market.

Approval of the 2003 Plan requires the favorable vote of a majority of the outstanding shares of Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2003 PLAN.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholder, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected the independent certified public accounting firm of Yount, Hyde & Barbour, P.C. to audit the accounts of the Company for the fiscal year ended December 31, 2003. Representatives of Yount, Hyde & Barbour are expected to be present at the Annual Meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit fees.

         The aggregate amount of fees billed by Yount, Hyde & Barbour for services provided in connection with the audit of the Company's financial statements for the year ended December 31, 2002, and for review of the financial statements included in the Company' quarterly reports on Form 10-QSB filed during 2002 was $29,100.

         All Other Fees.

         The aggregate amount of fees billed for all other professional services provided by Yount, Hyde & Barbour during the year ended December 31, 2001 was $1,826. No portion of this amount related to fees for the design, implementation or operation of the Company's financial information systems.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER SOLICITED HEREBY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S CHIEF FINANCIAL OFFICER, RICHARD I. LINHART, 3003 WILSON BOULEVARD, ARLINGTON, VIRGINIA 22207.

                                 OTHER BUSINESS

         Management is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with the judgment on such matters.

                              STOCKHOLDER PROPOSALS

         All proposals of shareholders to be presented for consideration at the next annual meeting and included in the Company's proxy materials must be received by the Company no later than November 26, 2002. Shareholder proposals and nominations not sought to be included in the Company's proxy materials must be received by the Company not later than January 30, 2003.

                                     By Order of the Board of Directors

                                     JAMES MONROE BANCORP INC.


                                     /s/ Richard I. Linhart
                                     -------------------------------------------
March 25, 2003                       Richard I. Linhart
                                     Secretary

                                                                       Exhibit A

                           JAMES MONROE BANCORP, INC.
                          2003 EQUITY COMPENSATION PLAN

1.       PURPOSE OF PLAN.

         The purpose of this James Monroe Bancorp, Inc. 2003 Equity Compensation Plan is to promote the long-term interests of James Monroe Bancorp, Inc. and its wholly-owned subsidiary, James Monroe Bank, by (i) motivating key personnel and directors through the grant of equity compensation, (ii) furthering the identity of interests of Participants with those of the shareholders of the Corporation through the ownership of the Common Stock of the Corporation and (iii) permitting the Corporation to attract and retain key personnel and directors upon whose judgment and efforts the successful conduct of the business of the Corporation largely depends. Toward this objective, the Committee may grant stock options, stock appreciation rights, restricted stock awards, phantom stock and/or performance shares to Key Employees of the Corporation and its Subsidiaries, and to non-employee directors of the Corporation and its Subsidiaries, on the terms and subject to the conditions set forth in the Plan.

2.       DEFINITIONS.

         2.1 "Administrative Policies" shall mean the administrative policies and procedures, if any, adopted and amended from time to time by the Committee regarding the administration of the Plan.

         2.2 "Award" shall mean any form of stock option, stock appreciation right, restricted stock award, phantom stock or performance share granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

         2.3 "Award Agreement" shall mean a written agreement with respect to an Award between the Corporation and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

         2.4 "Board" shall mean the Board of Directors of the Corporation.

         2.5 "Change In Control" shall mean a change in control of the Corporation of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 6(e) of Schedule 14A of Regulation l4A promulgated under the Securities Exchange Act of 1934 (or a successor provision thereto), provided that, without limitation, a Change In Control shall be deemed to have occurred at such time after the Effective Date as (i) any "person", within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election, by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         2.6 "Change In Control Price" shall mean the higher of (i) the mean of the high and low trading prices for the Corporation's Common Stock on the Stock Exchange on the date of determination of the Change In Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change In Control of the Corporation.

         2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.8 "Committee" shall mean the entire Board of Directors of the Corporation, or such other committee designated by the Board, authorized to administer the Plan under Section 3 hereof. The Committee, in its discretion, may delegate to a senior executive officer of the Corporation all or part of the Committee's authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. In the event of any such delegation, references herein to the "Committee" shall, to the extent of such permitted delegation, be deemed to be references to such senior executive officer as well. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of any such senior executive officer that were consistent with the terms of the Plan.

         2.9 "Common Stock" shall mean Common Stock, par value $1.00, of the Corporation.

         2.10 "Corporation" shall mean James Monroe Bancorp, Inc.

         2.11 "Effective Date" shall mean June 30, 2003.

         2.12 "Key Employee" shall mean an employee of the Corporation or a Subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity, or a consultant to the Corporation, in either case whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Corporation.

         2.13 "Participant" shall mean any individual to whom an Award has been granted by the Committee under this Plan.

         2.14 "Plan" shall mean this James Monroe Bancorp, Inc. 2003 Equity Compensation Plan, as amended from time to time.

         2.15 "Share" shall mean one share of Common Stock of the Corporation.

         2.16 "Stock Exchange" shall mean the Nasdaq SmallCap Market or National Market System or the principal stock exchange upon which the Common Stock is traded or, if the Common Stock is no longer traded on such a market or a stock exchange, then such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other system is both reliable and reasonably accessible.

         2.17 "Subsidiary" shall mean a corporation or other business entity in which the Corporation directly or indirectly owns fifty percent (50%) or more of the voting equity.

3.       ADMINISTRATION OF THE PLAN.

         (a) Composition of the Committee. The Plan shall be administered by the entire Board of Directors of the Corporation which shall serve as the Committee ("Committee").

         (b) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Award Agreements evidencing such Awards and establish programs for granting Awards.

         The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Awards as the Committee shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 17 of the Plan, any modification that would materially adversely affect any outstanding Awards shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

         The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

         (c) Award Agreement. Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each such Award Agreement shall constitute a binding contract between the Corporation and the Participant, and every Participant, upon acceptance of such Award Agreement, shall be bound by the terms and restrictions of the Plan and of such Award Agreement. The terms of each such Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Award Agreement (i) the number of Shares subject to, and the expiration date of, the Award, (ii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

         The Chairman of the Board of Directors, the Chief Executive Officer of the Corporation and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Corporation and to cause them to be delivered to the recipients of Awards.

         (d) Non-Uniform Determinations. The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (e) Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (f) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         (g) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted thereunder to the full extent provided for under the Corporation's Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

4.       ELIGIBILITY.

         Any Key Employee or director of the Corporation or Subsidiary is eligible to become a Participant in the Plan.

5.       SHARES AVAILABLE FOR THE PLAN.

         (a) Shares Reserved. Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. Subject to the adjustments provided for in Section 17 hereof, the maximum number of shares of Common Stock available for grant of Awards under the Plan during shall be Two Hundred Thousand (200,000);

         (b) Shares Granted. For purposes of calculating the number of Shares of Common Stock deemed to be granted hereunder, each Award, whether denominated in stock options, stock appreciation rights, restricted stock, performance shares or phantom stock, shall be deemed to be a grant of a number of shares of Common Stock equal to the number of shares represented by the stock options, shares of restricted stock, performance shares, shares of phantom stock or stock appreciation rights set forth in the Award, provided, however:

              (i) in the case of any Award as to which the exercise of one right nullifies the exercisability of another (including, by way of illustration, the grant of a stock option with Tandem SARs (as hereinafter defined)), the number of Shares deemed to have been granted shall be the maximum number of Shares (and/or cash equivalents) that could have been acquired upon the maximum exercise or settlement of the Award; and

              (ii) in the case of performance share awards providing for payments in excess of 100% of the number of shares set forth in the Award Agreement, the number of shares granted shall be deemed to be the maximum number of shares (and/or the cash equivalent thereof) issuable under the Award at the highest level of performance.

         (c) Release of Shares. Any shares for which an Award is granted hereunder that are released from such Award for any reason shall become available for other Awards to be granted under the Plan. Notwithstanding the foregoing, for purposes of calculating the number of shares available for re-grant in any year, the portion of any Award that has been settled by the payment of cash or the issuance of shares of Common Stock, or a combination thereof, shall not be available for re-grant under the Plan, irrespective of the value of the settlement or the method of its payment. The settlement of an Award shall not be deemed to be the grant of an Award hereunder.

6.       TERM.

         The Plan shall become effective as of June 30, 2003 subject to approval of the Plan by the Corporation's shareholders at the 2003 annual meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Corporation's shareholders. Any Award made under the Plan prior to the date of approval by the shareholders shall be void if shareholder approval is not obtained.

7.       PARTICIPATION.

         The Committee shall select, from time to time, Participants from directors and those Key Employees who, in the opinion of the Committee, can advance the Plan's purposes, and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

8.       STOCK OPTIONS.

         (a) Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of section 422 of the Code or non-statutory stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.

         (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten (10) years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Stock, as determined by the Committee, on the date of the stock option's grant subject to adjustment as provided in
Section 17.

         (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with section 422 of the Code. Incentive Stock Options shall be granted (i) only to employees of the Corporation and its subsidiaries within the meaning of section 424 of the Code and (ii) within ten
(10) years after the date of adoption of this Plan. The aggregate fair market value (determined as of the date the option is granted) of Shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any Incentive Stock Option that is granted to any employee who is, at the time the option is granted, deemed for purposes of section 422 of the Code, or any successor provision, to own Shares of the Corporation possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option exercise price that is at least one hundred ten percent (110%) of the fair market value of the Shares at the date of grant and shall not be exercisable after the expiration of five years from the date it is granted.

         (d) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, on any stock option Award, provided they are not inconsistent with the Plan.

         (e) Payment. Upon exercise, a Participant may pay the option exercise price of a stock option in cash or Shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9.       STOCK APPRECIATION RIGHTS.

         (a) Grants. Awards may be granted in the form of Stock Appreciation Rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of Shares of Common Stock from the price stated in the Award Agreement to the market value of the Common Stock on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. An SAR may be exercised no sooner than six months after it is granted. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value shall be appreciation from the option exercise price of such related stock option to the market value of the Common Stock on the date of exercise.

         (b) Terms and Conditions of Tandem SARs. Subject to limitations contained in the preceding paragraph, a Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the Shares covered by an Award, the related stock option shall be canceled automatically to the extent of the number of SARs exercised, and such Shares shall not thereafter be eligible for grant under Section 5 hereof.

         (c) Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than the fair market value of the Common Stock, as determined by the Committee, on the date of the award of the Freestanding SAR.

         (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the participant.

         (e) Additional Terms and Conditions. The Committee may, consistent with the Plan, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award, including, but not limited to, determining the manner in which payment of the appreciation in value shall be made.

10.      RESTRICTED STOCK AWARDS.

         (a) Grants. Awards may be granted in the form of Restricted Stock Awards. Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

         (b) Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment or individual performance or the financial performance of the Corporation. The Committee may modify, or accelerate the termination of, the restrictions applicable to a Restricted Stock Award under such circumstances as it deems appropriate.

         (c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.

         (d) Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.      PHANTOM STOCK.

         (a) Grants. Awards may be granted in the form of Phantom Stock Awards. Phantom Stock Awards shall entitle the Participant to receive the market value or the appreciation in value of an equivalent number of shares of Common Stock on a settlement date determined by the Committee.

         (b) Additional Terms and Conditions. The Committee may, consistent with the Plan, by way of Award Agreement or otherwise, determine such other terms, conditions, restrictions or limitations, if any, on any Award of Phantom Stock.

12.      PERFORMANCE SHARES.

         (a) Grants. Awards may be granted in the form of Performance Shares. "Performance Shares" shall mean interests the entitlement to which is based upon the attainment of predetermined Performance Targets as hereinafter defined during a Performance Period as hereinafter defined. At the end of the Performance Period, Performance Shares shall be converted into Common Stock (or Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement.

         (b) Performance Criteria. The Committee may grant an Award of Performance Shares to Participants as of the first day of each Performance Period. As used herein, the term "Performance Period" shall mean the period during which a Performance Target is measured and the term "Performance Target" shall mean the predetermined goals established by the Committee. A Performance Target will be established at the beginning of each Performance Period. If at the end of the Performance Period, the Performance Target is fully met, the Performance Shares will be converted 100% into shares of Common Stock (or the cash equivalent thereof, as determined by the Award Agreement) and issued to the Participant. Award payments in excess of 100% shall be permitted based upon an attainment in excess of 100% of the Performance Target. If the Performance Target has not been fully met, Performance Shares will be converted and delivered only to the extent, if any, provided at the time of the grant of such Award for conversion based upon partial attainment of the Performance Target and the balance of the Performance Shares will be forfeited to the Corporation and available for reissuance pursuant to Section 5 hereof. Award payments made in cash rather than the issuance of Common Stock shall not, by reason of such payment in cash, result in additional shares being available for reissuance pursuant to Section 5 hereof.

         (c) Additional Terms and Conditions. The Committee may, consistent with the terms of this Plan, by way of the Award Agreement or otherwise, determine the manner of payment of Awards of Performance Shares and other terms, conditions, restrictions or limitations, if any, on any Award of Performance Shares.

13.      PAYMENT OF AWARDS.

         Except as otherwise provided herein, Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. Further, the terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee.

14.      DIVIDENDS AND DIVIDEND EQUIVALENTS.

         If an Award is granted in the form of a Restricted Stock Award, Phantom Stock Award or a Freestanding SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional Shares of Common Stock.

15.      TERMINATION OF EMPLOYMENT.

         The Committee may adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Corporation or Subsidiary whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Corporation or of its applicable Subsidiary. Such matters may also be dealt with under the terms of Award Agreements.

         Notwithstanding the provision of any stock option granted hereunder which provides for its exercise over a stated vesting period as indicated in the Award Agreement, such stock option shall become immediately exercisable and fully vested upon the Participant's death or Permanent and Total Disability.

         Any stock option granted hereunder shall be exercisable by a
Participant:

              (i) in the event of death, within two (2) years from the date of death (but not later than the date on which the option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such option shall have passed by will or by laws of descent and distribution;

              (ii) in the event of permanent and total disability (as such term is defined in Section 22(e)(3) of the Code), within one (1) year from the date of such permanent and total disability, but not later than the date on which the option would otherwise expire.

16.      ASSIGNMENT AND TRANSFER.

         The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except (a) in the event of the death of a Participant, by will or the laws of descent and distribution, and (b) as may be explicitly set forth in an Award Agreement.

17.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         In the event of any change in the outstanding Shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards (and the exercise price of any outstanding stock options) shall be appropriately adjusted by the Committee, whose determination shall be final.

18.      WITHHOLDING TAXES.

         The Corporation or the applicable Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. The Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

19.      REGULATORY APPROVALS AND LISTINGS.

         Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have a no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the Stock Exchange and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body that the Corporation shall, in its sole discretion, determine to be necessary or advisable.

20.      NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS.

         Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Corporation or any Subsidiary or any director the right to remain as a director of the Corporation or any Subsidiary. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or if granted an Award in any year, to receive Awards in any subsequent year.

21.      AMENDMENT.

         The Corporation reserves the right to amend, modify or terminate this Plan at any time by action of its Board of Directors, or, by action of the Board of Directors with the consent of a Participant, to amend, modify or terminate any outstanding Award or Award Agreement, except that the Corporation may not, without shareholder approval, adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in Section 17), or (c) materially modify the requirements as to eligibility for participation in the Plan. Moreover, no action may be taken by the Corporation (without the consent of the Participant) that will impair the validity of any Award then outstanding or that will prevent any incentive stock options issued or to be issued under this Plan from being "incentive stock options" as defined under section 422 of the Code or any successor provision.

22.      CHANGE IN CONTROL.

         (a) Stock Options. In the event of a Change In Control options not otherwise exercisable at the time of a Change In Control shall become fully exercisable immediately prior to such Change In Control and, in the discretion of the Committee, (i) the options shall be assumed, or an equivalent option substituted, by any successor corporation to the Corporation, or (ii) the Corporation shall make provisions for the Participant to exercise the options for a minimum of forty-five (45) days prior to the Change In Control as to all Shares subject to the options.

         (b) Stock Appreciation Rights. In the event of a Change In Control, Tandem SARs not otherwise exercisable upon a Change In Control shall become exercisable to the extent that the related Stock Option is exercisable. Freestanding SARs not otherwise exercisable upon a Change In Control shall also become fully exercisable upon such Change In Control.

              (i) The Corporation shall make payment to Participants with respect to SARs in cash in an amount equal to the appreciation in the value of the SAR from the base price specified in the Award Agreement to the Change In Control Price;

              (ii) Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

              (iii) After the payment provided for in (ii) above, Participants shall have no further rights under SARs outstanding at the time of such Change In Control.

         (c) Restricted Stock Awards. In the event of a Change In Control, all restrictions previously established with respect to Restricted Stock Awards will conclusively be deemed to have been satisfied. Participants shall be entitled to have issued to them the Shares of Common Stock described in the applicable Award Agreements, free and clear of any restriction or restrictive legend, except that if, upon the advice of counsel to the Corporation, Shares of Common Stock cannot lawfully be issued without restriction, then the Corporation shall make payment to Participants in cash in an amount equal to the Change In Control Price of the Common Stock that otherwise would have been issued:

              (i) Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

              (ii) After the payment provided for in (i) above, Participants shall have no further rights under Restricted Stock Awards outstanding at the time of such Change In Control of the Corporation.

         (d) Phantom Stock. In the event of a Change In Control:

              (i) All restrictions and conditions, if any, previously established with respect to Phantom Stock Awards will conclusively be deemed to have been satisfied and fulfilled, and the Corporation shall make payment to Participants in cash in an amount necessary to satisfy the Participants' rights under Phantom Stock Awards in accordance with the amounts otherwise payable by the Corporation pursuant to the Award Agreement;

              (ii) Such cash payments shall be made to Participants by the Corporation immediately prior to the occurrence of such Change In Control; and

              (iii) After the payment provided for in (ii) above, the Participants shall have no further rights under Phantom Stock Awards outstanding at the time of such change of control of the Corporation.

         (e) Performance Shares. In the event of a Change In Control:

              (i) All previously established Performance Targets will be conclusively deemed to have been met. Participants shall be entitled to a pro-rata proportion of the shares of Common Stock which would have been issued to them upon conversion of any outstanding Performance Shares at the end of the Performance Period (based upon the applicable Performance Targets, which are conclusively deemed to have been met by reason of the Change In Control), payable in the manner specified in subsection (ii) hereof. The pro-rata proportion of the shares of Common Stock to be issued shall be equal to a fraction, the numerator of which is the duration of the Performance Period prior to such Change In Control and the denominator of which is the original length of the Performance Period;

              (ii) In lieu of issuing shares of Common Stock upon such conversion of Performance Shares, the Corporation shall make payment to Participants in cash in an amount equal to the Change In Control Price of the shares of Common Stock that would have been issued under paragraph (i) above;

              (iii) Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

              (iv) After the payment provided for in (ii) above, the Participants shall have no further rights under awards of Performance Shares outstanding at the time of such Change In Control of the Corporation.

         (f) Miscellaneous. Upon a Change In Control, no action shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he may become entitled as a result of such Change In Control.

23.      NO RIGHT, TITLE OR INTEREST IN CORPORATION ASSETS.

         No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name except, in the case of Restricted Stock Awards, to the extent such rights are granted to the Participant under Section 10(c) hereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

24.      PAYMENT BY SUBSIDIARIES.

         Settlement of Awards to employees of Subsidiaries shall be made by and at the expense of such Subsidiary. Except as prohibited by law, if any portion of an Award is to be settled in shares of Common Stock, the Corporation shall sell and transfer to the Subsidiary, and the Subsidiary shall purchase, the number of shares necessary to settle such portion of the Award.

25.      GOVERNING LAW.

         The Plan shall be governed by and. construed in accordance with the laws of the Commonwealth of Virginia, except as preempted by applicable Federal law.

                                 REVOCABLE PROXY
                           JAMES MONROE BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby makes, constitutes and appoints David W. Pijor and John R. Maxwell and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of James Monroe Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of James Monroe Bancorp, Inc. to be held on April 30, 2003 and at any adjournment or postponement of the Meeting.

ELECTION OF DIRECTORS

      [ ]  FOR all nominees listed below (except as noted to the contrary below)

      [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

      Nominees:   Fred A. Burroughs, III; Dr. Terry L. Collins; Norman P. Horn;
                  Dr. David C. Karlgaard; Richard I. Linhart; Richard C. Litman;
                  John R. Maxwell; Dr. Alvin E. Nashman; Helen L. Newman;
                  Thomas L. Patterson; David W. Pijor; Russell E. Sherman

      (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


      --------------------------------------------------------------------------
APPROVAL OF THE COMPANY'S 2003 EQUITY COMPENSATION PLAN

                   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN the proposal to approve
                   the 2003 Equity Compensation Plan.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above, and FOR the approval of the 2003 Equity Compensation Plan. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting or any adjournment or postponement of the Meeting.



Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.




                                           -------------------------------------
                                           Signature of Shareholder



                                           -------------------------------------
                                           Signature of Shareholder


                                           Dated:                         , 2003
                                                 -------------------------


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

         [ ] Please check here if you plan to attend the Annual Meeting.